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                                                                  EXHIBIT 23(D)

                       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of New Century Energies, Inc. on Form S-4 of our report dated October 10, 1995, which report includes an explanatory paragraph concerning the Company's changes in its methods of accounting for income taxes and postretirement benefits other than pensions to conform with Statements of Financial Accounting Standards No. 109 and No. 106, respectively, appearing in the Annual Report on Form 10-K of Southwestern Public Service Company for the year ended August 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

Dallas, Texas
December 12, 1995
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                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Southwestern Public Service Company:

  We have audited the accompanying consolidated balance sheets and statements of capitalization of Southwestern Public Service Company and subsidiaries as of August 31, 1995 and 1994, and the related consolidated statements of earnings, common shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Southwestern Public Service Company and subsidiaries as of August 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

  As discussed in Notes 1 and 7 to the consolidated financial statements, in 1994, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions to conform with Statements of Financial Accounting Standards No. 109 and No. 106, respectively.

DELOITTE & TOUCHE LLP

Dallas, Texas
October 10, 1995